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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2000, with respect to the consolidated balance sheet as of December 31, 1999, and the related combined statements of operations, equity and cash flows and schedule for the year then ended of Transocean Sedco Forex Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission and incorporated by reference in the Registration Statement (Form S-3 No. 333-39500) and related Prospectus Supplement of R&B Falcon Corporation dated October 26, 2000.




                                                    Ernst & Young LLP


Houston, Texas
October 25, 2000